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EXHIBIT 10.1



                              AMENDED AND RESTATED

                      EMPLOYMENT AND STOCK OPTION AGREEMENT



         THIS AMENDED AND RESTATED EMPLOYMENT AND STOCK OPTION AGREEMENT (this "Agreement") is made as of the 1st day of January, 1998, is by and between PARK MERIDIAN BANK, a state banking association organized under the laws of North Carolina, with its principal executive offices located at 6826 Morrison Boulevard, Charlotte, North Carolina 28211 (the "Bank") and KEVIN T. KENNELLY, an individual residing at 2325 Thetford Court, Charlotte, North Carolina 28211 (the "Employee"). This Agreement amends and restates the terms of the Employment and Stock Option Agreement dated as of January 1, 1995 between the Bank and the Employee.

         In consideration of the promises and the mutual covenants contained herein, the Bank hereby agrees to employ the Employee and the Employee agrees to accept such employment upon the following terms and conditions:

         1. DUTIES. The Employee shall serve the Bank as its president and chief executive officer and shall devote substantially all of his working time and his best efforts and skill to the business of the Bank in the performance of those duties prescribed from time to time by, and subject to the supervision and direction of, the Board of Directors of the Bank (the "Board of Directors"). The Employee can participate in any other business, investment or other material activities as long as such activities do not detract from his performance as president of the Bank and subject to prior disclosure to and approval of the Board of Directors; provided, however, that any investment by Employee in a bank or bank holding company that is directly or indirectly in competition with the Bank shall be limited to no more than 1% of the outstanding voting securities of such entity.

         2. TERM OF EMPLOYMENT. Subject to Section 4(a), the term of this Agreement shall be for a period of five (5) years commencing on the date hereof. This Agreement shall be automatically extended for successive one-year periods thereafter unless either party gives written notice to the other of termination of this Agreement at least one hundred eighty (180) days prior to the end of each period of employment.

         3. TERMINATION BY THE BANK UNDER PARTICULAR CIRCUMSTANCES. Except as otherwise provided in this Agreement, the Bank shall have the right to terminate this Agreement upon the death or total and permanent disability (as such term is defined in the group long-term disability insurance now being carried by the Bank and as provided in subparagraph (e) of this Section 3) of the Employee or for Cause (as defined below) or for the reasons set forth in Sections 3(b), (c), or (d), without any further obligation to the Employee under this Agreement, although



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the vested rights of the Employee shall in each instance be unaffected by such termination. The Bank's right to terminate in these instances is more particularly described below.

         (a) Termination for Cause. The Board of Directors shall have the right at any time, without advance notice, to terminate the Employee for Cause. Termination "for Cause" shall include termination because of the Employee's personal dishonesty, willful misconduct, breach of fiduciary duty involving personal profit, failure to carry out ordinary employee duties as stated herein or lawful directives and policies of the Board of Directors, willful violation of any law, rule, or regulation (other than minor traffic violations or similar offenses punishable by less than six months imprisonment) or final cease-and-desist order, or material breach of any provision of this Agreement.

         (b) Suspension. If the Employee is suspended or temporarily prohibited from participating in the conduct of the Bank's affairs by a suspension order issued under Section 8(e)(3) of the Federal Deposit Insurance Act (12 U.S.C. 1818(e)(3)), the Bank's obligations under this Agreement shall be suspended as of the date of service of the suspension order, unless a court issues a stay of such order by appropriate proceedings. If the charges supporting the suspension order are dismissed, the Bank shall (i) pay the Employee all of the compensation withheld while its contract obligations were suspended and (ii) reinstate all of its obligations under this Agreement.

         (c) Removal. If the Employee is removed or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under
Section 8(e)(4) of the Federal Deposit Insurance Act (12 U.S.C. 1818(e)(4)), all obligations of the Bank under this Agreement shall terminate as of the effective date of the order.

         (d) Receivership. If a conservator or receiver is appointed for the Bank pursuant to Section 301(d) of the Home Owners' Loan Act of 1933, as amended, or any successor provision, all obligations under this Agreement shall terminate as of the date of appointment, except to the extent determined, by the applicable regulatory authority or the receiver or conservator appointed for the Bank, that continuation of this Agreement is necessary for the continued operation of the Bank.

         (e) Disability.

                  (i) If the Employee shall become totally and permanently disabled, the Bank may not terminate this Agreement on account of such disability unless and until the waiting period (for payment of benefits) prescribed in such (or similar substituted) insurance then in force shall have expired during the continuance of such disability. The Bank shall provide disability insurance for the Employee as specified in Section 5(c)(iii).

                  (ii) For purposes of this Agreement, Employee shall be deemed "totally and permanently disabled" if (A) Employee is absent from his duties with the Bank on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness or injury which is determined to be total and permanent by a physician or physicians in accordance with the procedure described in this Subsection, and (B) Employee's condition meets the definition of total and permanent disability set forth in the Bank's current group long-term disability insurance policy. In the event that the Board of Directors



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         raises the issue of total and permanent disability, the Bank shall give notice to the Employee of the name of a physician licensed to practice medicine in North Carolina who will examine the Employee on behalf of the Bank. The Employee will make arrangements and allow himself to be examined by such physician within thirty days thereafter. If the Employee disagrees with the findings of such physician, he (or an adult member of his family or his legal representative if he is unable to make the selection) will provide the Bank the name of a second physician of his choosing who is licensed to practice medicine in North Carolina within ten days thereafter. The two physicians thus named will then be directed to name a third physician, also licensed to practice medicine in North Carolina. The Employee will make himself available for additional examinations by the three physicians, and the decision as to disability by any two of the three physicians shall be binding on all parties on the issue of total disability.

         4. CHANGE IN CONTROL.

         (a) In the event of a "Change in Control" (as defined in Subsection (b) below), the term of this Agreement shall be automatically extended for a period of five (5) years beginning on the date of the "Change in Control," and during such five-year period the Employee's annual base compensation shall be at least equal to the Employee's highest total annual compensation paid during the 3 calendar years immediately preceding the "Change in Control" and shall increase by at least 5% per year; and during the remainder of the term of the Agreement, the acquiror shall not, without the Employee's consent (which may be withheld for any reason or for no reason at all):

                  (i) direct the Employee to move his personal residence or perform his principal executive functions outside the city limits of Charlotte, North Carolina;

                  (ii) make the Employee subject to the supervision of, or required to report to, any persons other than the Board of Directors of the Bank or its successor pursuant to the Change in Control;

                  (iii) reduce employee benefits and welfare benefit plans below the level of benefits afforded the Employee as of the date of the Change in Control;

                  (iv) assign the Employee duties and responsibilities other than those normally associated with his position as described in
         Section 1; or

                  (v) materially diminish the Employee's responsibilities or authority as described in Section 1.

         (b) For purposes of this Agreement, a "Change in Control" shall mean
(i) the merger of the Bank with any other corporation or banking association as a result of which the holders of the voting securities of the Bank outstanding immediately prior to such event would receive or retain less than fifty percent (50%) of the outstanding voting securities of the resulting or surviving entity of such merger; (ii) the acquisition of more than twenty percent (20%) of the outstanding voting securities of the Bank (calculated on a fully diluted basis) by any person; or (iii) the sale of more than fifty percent (50%) in value of the assets of the Bank.

         For purposes of this Section 4, a "person" shall mean: (i) an individual or a corporation, partnership (limited or general), trust, limited liability company, business trust, association (mutual or stock, and including a mutual holding company), joint venture, pool, syndicate, unincorporated organization or any other form of entity;



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and (ii) any Affiliate of any individual or entity listed in item (i).
"Affiliate" shall mean any person who controls, is under common control with, or is controlled by the person to whom reference is being made; and for the purposes of the definition of Affiliate, control shall be deemed to exist in a person who beneficially owns ten percent (10%) or more of the outstanding equity interests (or options, warrants or other rights to acquire such equity interests) of another person.

         (c) If after the occurrence of a Change in Control, (i) the Bank shall terminate the Employee's employment for any reason other than for Cause or the reasons specified in Sections 3(b), (c), (d) and (e), or (ii) the Employee shall terminate his employment as a result of a breach of this Agreement by the Bank or its successor; the Bank or its successor shall continue to pay the Employee's salary and other compensation (including bonus compensation and all annual increases through the expiration of the term hereof) on a regular basis through the remaining term of this Agreement (including any extension hereof).

         5. COMPENSATION AND BENEFITS.

         (a) Base Compensation. The base annual compensation salary of the Employee ("Base Salary") shall be One Hundred Thirty-Two Thousand Three Hundred Dollars ($132,300.00) effective January 1, 1998, payable in equal installments according to the regular payroll practices of the Bank. The Employee's Base Salary shall be reviewed annually by the Board of Directors and will be adjusted as the Employee's performance, the performance of the Bank, and other pertinent factors warrant.

         (b) Bonus Compensation. The Employee may receive, as additional compensation, an annual cash bonus of not more than fifty percent (50%) of the Employee's Base Salary to be determined by the Board of Directors of the Bank in its discretion (the "Bonus"). Any such bonus shall be paid to the Employee by January 31 in each year this Agreement is in effect.

         (c) Benefits and Other Compensation. The Employee shall be entitled to the following benefits and other compensation:

                  (i) Four (4) weeks of vacation per year, only one week of which may be accumulated and carried forward to be taken only in the following year;

                  (ii) Continuous use of an automobile having an initial purchase price of up to $40,000 to be selected by the Employee, the ownership of which will be transferred by the Bank to the Employee upon the full depreciation of such automobile by the Bank for tax and accounting purposes, and the Bank shall then provide the Employee with a new automobile in accordance with the terms of this Section. In addition, the Employee may purchase such automobile from the Bank at any time for cash in an amount equal to the depreciated book value of such automobile as reflected in the Bank's accounting records. The Employee shall be entitled to receive full reimbursement of all automobile insurance and maintenance expenses, and fuel expense (other than for fuel used on personal trips of more than 200 miles), incurred by him with respect to such automobile during the term of this Agreement;



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                  (iii) Term life insurance coverage in the face amount of
         $500,000, whole-life life insurance coverage in the face amount of $100,000 (the Employee to own all rights with respect to the policy providing such coverage) and major medical insurance and disability insurance coverage in amounts from time to time which are reasonable and customary in the industry for persons serving in his capacity, all of which shall be provided at no additional cost to the Employee;

                  (iv) Dues and membership assessments of the Employee to such professional organizations and social clubs as may benefit the Bank including but not limited to annual dues and membership assessments payable to Myers Park Country Club; and

                  (v) Payment of the Employee's reasonable legal expenses incurred in connection with the negotiation and execution of this Agreement.

         Notwithstanding any other provision of this Agreement, the Bank shall continue to provide, for the remaining stated term of this Agreement (including any extension hereof), the benefits provided to the Employee under subparagraphs
(ii), (iii), and (iv) above following termination of the Employee's employment under this Agreement by either party, for any reason other than termination for Cause by the Bank or voluntary termination by the Employee. Upon expiration of the stated term of this Agreement following a termination of the Employee's employment other than for Cause or voluntary termination by the Employee, the Bank shall transfer to the Employee all rights with respect to the policy providing whole-life life insurance coverage described in subparagraph (iii) above.

         Nothing herein shall preclude the Bank from providing Employee any other benefits (including deferred compensation) deemed advisable by the Board of Directors.

         (d) Payment or Reimbursement of Expenses. The Employee is authorized to incur and be reimbursed by the Bank for reasonable expenses for the promotion of the business of the Bank, including expenses for entertainment, travel and similar items, not otherwise reimbursed pursuant to Section 5(c) above.

         6. GRANT OF STOCK OPTIONS.

         (a) The following provisions shall govern the Bank's prior grant to the Employee of an option to purchase shares of stock:

                  (i) Grant of Options. The Bank granted to the Employee, effective October 1, 1991, the option to purchase from the Bank an aggregate of forty-eight thousand eight hundred twenty-seven (48,827) shares of common stock ($ 4.00 par value) of the Bank at the exercise price of $5.12 per share (such number of shares, par value and exercise price have been appropriately adjusted to reflect stock splits effected by the Bank with respect to its common stock after the Date of Grant), such option to be exercisable as hereinafter provided. The effective date of grant of such option was October 1, 1991 (the "Date of Grant").

                  (ii) Expiration Date. This option shall expire on the date which is ten (10) years and one hundred twenty (120) days from the Date of Grant (the "Expiration Date").



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                  (iii) Exercise of Option.

                           (A) Subject to Section 6(a)(viii) hereof, this option
                  shall become exercisable with respect to 20% of the shares of common stock subject hereto on the first anniversary of the Date of Grant, and with respect to an additional 20% of such shares on each of the second, third, fourth and fifth anniversary dates of the Date of Grant. This option may be partially exercised from time to time within such percentage limitations.

                           (B) Notwithstanding the foregoing, this option shall
                  not be exercisable for a fractional share of stock.

                           (C) Any exercise of this option shall be made in
                  writing duly executed and delivered to the Bank specifying the number of shares as to which the option is being exercised.

                  (iv) Payment of Option Price. On the date of any exercise of this option, the purchase price of the shares as to which this option is being exercised shall be due and payable and shall be made, at the election of the Employee, in cash, by check or shares of common stock having a fair market value, as determined by the Bank's Board of Directors or authorized committee thereof and without regard to any limitations on the transferability of such shares imposed by securities or other applicable laws, equal to the aggregate exercise price of the shares to be acquired. Upon request by the Employee, upon exercise of this Option, the Bank may withhold from the number of shares of common stock to be issued to the Employee, shares having a fair market value, as determined by the Bank's Board of Directors or an authorized committee thereof and without regard to any limitations on the transferability of such shares imposed by securities or the applicable laws, equal to the dollar amount of the applicable income tax to be withheld from the Employee's compensation as a result of the recognition of taxable compensation income by the Employee upon such exercise. Upon such withholding of shares, the Bank will forward appropriate cash payments to the appropriate taxing authorities equal to the fair market value, determined as set forth above, of the shares of common stock so withheld.

                  (v) Option Nontransferable. This option is exercisable during the Employee's lifetime only by the Employee or his guardian or legal representative, and is transferable only by will or the laws of descent or distribution. Upon the death of the Employee, this option is exercisable as provided in Section 6(a)(viii).

                  (vi) Adjustment Provisions.

                           (A) In the event that the outstanding shares of
                  common stock of the Bank are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Bank by reason of a recapitalization, reclassification, stock split, combination of shares, or dividend payable in stock, appropriate adjustments shall be made by the Board of Directors in the number and kind of shares which the Employee is entitled to purchase under this Agreement without change in the aggregate exercise price. In addition, the Board of



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                  Directors shall make appropriate adjustment in the number and kind of shares subject to the option so that the Employee's proportionate interest shall be maintained as before the occurrence of such event. Any fractional shares resulting from any of the foregoing adjustments under this Section shall be disregarded and eliminated. All adjustments made by the Board of Directors under this Section shall be final and conclusive.

                           (B) If, pursuant to any reorganization, sale or
                  exchange of assets, consolidation or merger, outstanding common stock of the Bank is or would be exchanged for other securities of the Bank or of another bank which is a party to such transaction, or for property, the option shall apply to the securities or property into which the common stock covered hereby would have been changed or for which such common stock would have been exchanged had such common stock been outstanding at the time.

                           (C) The adoption of a plan of dissolution or
                  liquidation by the Board of Directors and shareholders of the Bank shall cause the option to terminate, except that in the event of the adoption of a plan of dissolution or liquidation in connection with a reorganization as provided in the preceding sentence, the option shall be governed by and be subject to the provisions of the preceding sentence. If any rights or warrants to subscribe for additional shares are given pro rata to holders of outstanding shares of common stock, the Employee shall be entitled to the same rights or warrants on the same basis as holders of the outstanding shares with respect to option shares purchased on or prior to the date of the expiration of the rights or warrants.

                  (vii) Stock Reserved. The Bank shall at all times during the term of the option granted hereunder reserve and keep available such number of shares of its common stock as will be sufficient to satisfy the requirements of this Employment and Stock Option Agreement, and shall pay all original issue taxes on the purchase of shares purchased hereunder.

                  (viii) Effect of Death or Termination of Employment. In the event the Employee dies or voluntarily terminates his employment or is terminated for Cause or for the reasons set forth in Sections 3(b), (c) or (d) hereof, the option granted hereunder shall terminate; provided, however, that for a period of one hundred twenty (120) days after the date of death or the date of such termination of employment, the Employee (or his legal representative) shall have the right to purchase shares of common stock with respect to which, under the terms of
         Section 6(a)(iii), the option had already become exercisable prior to the date of termination of employment. In the event the Employee is terminated for any other reason, the option granted herein shall remain in full force and effect through the Expiration Date.

         (b) Subject to regulatory and shareholder approval, the Bank hereby agrees to grant to Employee, effective no later than the date of the last required approval (which the Bank will use its best efforts to obtain in May of 1998), incentive stock options to purchase 25,000 shares of the common stock of the Bank, which shall be issued pursuant to and in accordance with the terms and conditions of the Park Meridian Bank Employee Stock Option Plan, 20% of which shall vest immediately upon grant and the remainder of which shall vest ratably in annual



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increments over 4 years; provided, however, that in the event of a Change in
Control, all such options which have not yet vested shall become immediately vested and exercisable up to the $100,000 limit (taking into account any other options that become exercisable that year) set forth in Section 422 of the Internal Revenue Code of 1986, as amended, and any remaining options shall vest up to such $100,000 limit in each year after the Change in Control until all of Employee's options are vested. Notwithstanding the foregoing, if the Employee's employment is terminated for any reason after a Change in Control, all unvested options shall become immediately vested and exercisable.

         7. TERMINATION BY THE EMPLOYEE; TERMINATION BY THE BANK WITHOUT CAUSE; TERMINATION DUE TO ABANDONMENT OF EFFORTS.

         (a) Termination by the Employee. If the Employee voluntarily terminates his employment with the Bank during the term of this Agreement (including any extension hereof), the Bank shall promptly pay the Employee all accrued and unpaid salary and other compensation as may have been designated by the Board of Directors prior to termination, including without limitation Bonuses and pay for vacation earned but not taken, through the effective date of such termination.

         (b) Termination by the Bank Without Cause. If the Bank terminates the Employee's employment for any reason other than for Cause, total and permanent disability, or the reasons specified in Sections 3(b), (c) and (d), the Bank shall continue to pay the Employee's salary and other compensation (including all annual increases through the expiration of the term hereof) on a regular basis through the expiration of the term of this Agreement (including any extension hereof).

         8. COVENANT NOT TO COMPETE. During the term of Employee's employment hereunder and for a period of twenty-four (24) months following the termination of the Employee's employment with the Bank, the Employee covenants and agrees that he will not, directly or indirectly, Compete with the Bank.

         For purposes of this Section 8, the following terms shall have the meanings set forth below:

         (a) The term "Compete" shall mean:

                  (i) securing deposits for any Financial Institution from any Person residing in the Territory;

                  (ii) assisting (other than through the performance of ministerial or clerical duties) any Financial Institution in making loans to any Person residing in the Territory;

                  (iii) inducing or attempting to induce any Person who was a Customer of the Bank at the date of the Employee's termination of employment to change such Customer's depository and/or loan relationship from the Bank to another Financial Institution;

                  (iv) inducing or attempting to induce any employee of the Bank to leave the employ of the Bank for the purpose of joining a Financial Institution; or

                  (v) organizing, or assisting in the organization of, a new Financial Institution to have a "full service" banking office in the Territory.



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         (b) The words "directly or indirectly" as they modify the word Compete shall mean:

                  (i) acting as a consultant, officer, director, independent contractor, or employee of any Financial Institution in Competition (as defined in paragraph (a) above) with the Bank in the Territory; or

                  (ii) communicating to such Financial Institution the names or addresses or any financial information concerning any Person who was a Customer of the Bank at the date of the Employee's termination of employment.

         (c) The term "Customer" shall mean any Person with whom the Bank had a depository and/or loan relationship at the date of the Employee's termination of employment.

         (d) The term "Financial Institution" shall mean any federally insured depository institution or any Person engaged in the business of making loans of any type, soliciting deposits, or providing any other service or product that is provided by the Bank or one of its affiliated corporations.

         (e) The term "Person" shall mean any individual or individuals, corporation, partnership, fiduciary or association.

         (f) The term "Territory" shall mean Mecklenburg County, North Carolina.

         In the event that any provision of this paragraph or any word, phrase, clause, sentence or other portion thereof (including, without limitation, the geographical and temporal restrictions contained herein) should be held to be unenforceable or invalid for any reason, such provision or portion thereof shall be modified or deleted in such a manner as to make the provisions hereof, as modified, legal and enforceable to the fullest extent permitted under applicable law.

         In the event that (a) the term of this Agreement set forth in Section 2 expires, (b) the Bank terminates the Employee's employment with the Bank for any reason other than Cause (as such term is defined in Section 3(a) hereof), or (c) the Employee terminates his employment after a Change in Control as a result of a breach of this Agreement by the Bank or its successor, then and in such event the provisions of this Section 8 shall be null and void.

         If there is a breach or threatened breach of the provisions of this
Section 8, the Bank shall be entitled to an injunction restraining the Employee from such breach. Nothing herein shall be construed as prohibiting the Bank from pursuing any other remedies for such breach or threatened breach.

         9. GOVERNING LAW. This Agreement shall be construed and governed under the laws of the State of North Carolina.

         10. BINDING NATURE. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns.

         11. WAIVERS AND AMENDMENTS. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or



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privilege hereunder shall operate as a waiver thereof nor shall any waiver on the part of any party of any such right, power or privilege nor any single or partial exercise of any such right, power or privilege, preclude any other or further exercise thereof or the exercise of any other such right, power or privilege.

         12. ENTIRE AGREEMENT. This Agreement contains the entire understanding between the parties hereto relating to the employment of the Employee by the Bank and supersedes any and all prior employment agreements and understandings relating to employment between the Bank or any of its predecessors and the Employee.

         13. SEVERABILITY, INVALIDITY OR UNENFORCEABILITY. The severability, invalidity or unenforceability of any section or part of any section herein shall not in any way affect the validity or enforceability of any other section or any part of any other section.

         14. NOTICES. Any notice required or permitted to either party hereunder shall be deemed timely furnished if it is delivered and sent by prepaid certified or registered mail, with return receipt requested, to such party at the address set forth at the beginning of this Agreement. Such notice shall be deemed given five (5) days after its deposit in the United States Mail.

         15. ASSIGNMENT. This Agreement requires the personal services of, and is not assignable by, the Employee.

         16. HEADINGS. Headings contained herein are for the convenience of the parties only and shall not limit or affect any of the terms hereof.



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         IN WITNESS WHEREOF, the Employee has set his hand and seal hereto and the Bank has caused this Agreement to be sealed and executed in its name by its duly authorized officials the day and year first above written.

                                    EMPLOYEE:





                                     /s/ Kevin T. Kennelly                (SEAL)
                                    --------------------------------------

                                    Kevin T. Kennelly





                                    BANK:



[BANK SEAL]                         PARK MERIDIAN BANK



ATTEST:                             By:       /s/ Henry A. Harkey
                                             -----------------------------------

                                    Title:   Chairman of the Board of Directors

 /s/ Bryan F. Kennedy, III
--------------------------

Secretary



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